                                                                    EXHIBIT 23.2

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the inclusion in this Annual Report (Form 10-K) of Sturm, Ruger & Company, Inc. of our report dated February 9, 2001.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84677) pertaining to the Sturm, Ruger & Company, Inc. 1998 Stock Incentive Plan and the Registration Statement (Form S-8 No. 333-53234) pertaining to the 2001 Stock Option Plan for Non-Employee Directors of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Sturm, Ruger & Company, Inc. indicated in our report included herein.


                                        Ernst & Young LLP

Stamford, Connecticut
March 24, 2003


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